SECOND SUPPLEMENT TO

SHARE PURCHASE AGREEMENT

DATED 22 DECEMBER 2006

This Supplement (the “Second Supplement”) to the Share Purchase Agreement dated 22 December 2006 entered into among Polaris Industries Inc., Polaris Austria GmbH, CROSS Industries AG, and CROSS Automotive GmbH, formerly ETERNIT Holding GmbH, as supplemented by the Supplement to Share Purchase Agreement on 15 February 2007, (the “Share Purchase Agreement”), has been entered into as of 13 June 2007 by and between the signatories of the Share Purchase Agreement in order to regulate the implementation of Closing II. CA shall be the Buyer with respect to any and all of the Purchased Shares. This Second Supplement constitutes a notice regarding Closing II in accordance with Clause 2.5 of the Share Purchase Agreement:

1.	Capitalized Terms. Capitalized terms not otherwise defined or newly defined herein shall have the meaning as defined in the Share Purchase Agreement as supplemented.

2.	Closing Date II. The Closing II and the Closing Actions II shall take place on 15 June 2007, at 8 a.m. CET (the “Closing II”).

3.	Share Account: The Purchased Shares II shall be transferred to securities account of CROSS Automotive GmbH, no. 64073562, Privat Bank AG, IBAN: AT14 3479 5000 6407 3562, BIC: RZOOAT2L795, being the Share Account in accordance with the Share Purchase Agreement.

4.	Seller’s Account: The Purchase Price II shall be transferred to the account of Polaris Austria GmbH, no. 230-417819.60B, UBS AG, IBAN: CH66 0023 0230 4178 1960 B, BIC: UBSWCHZH80A, being the Seller’s Account in accordance with the Share Purchase Agreement.

5.	Actions at Closing II. At Closing II, the following actions shall be taken (the “Closing Actions II”) to implement a delivery against payment transaction (Lieferung-gegen-Zahlung-Geschäft) in the DS.A-System operated by Oesterreichische Kontrollbank AG (außerbörsliche Wertpapierabwicklung):

5.1	The Buyer shall irrevocably instruct Privat Bank AG to transfer the Purchase Price II to the Seller’s Account.

5.2	The Seller shall irrevocably instruct UBS AG, Zurich, to transfer the Purchased Shares II to the Share Account.

5.3	The Seller shall submit to Buyer’s counsel a written confirmation of Privat Bank AG that the Purchased Shares II have been credited to the Share Account.

5.4	The Buyer shall submit to Seller’s counsel a written confirmation of UBS AG, Zurich, that the Purchase Price II has been credited to the Seller’s Account.

Polaris Industries Inc.

/s/Thomas C. Tiller

By : Thomas C. Tiller

Polaris Austria GmbH

/s/Thomas C. Tiller

By : Thomas C. Tiller

CROSS Industries AG

/s/Stefan Pierer /s/Rudolf Knünz
By : Stefan Pierer, Rudolf Knünz

CROSS Automotive GmbH

/s/Stefan Pierer /s/Rudolf Knünz
By : Stefan Pierer, Rudolf Knünz